UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 19, 2020

Commission File Number 000-8157

THE RESERVE PETROLEUM COMPANY

(Exact name of registrant as specified in its charter)

DELAWARE	73-0237060
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

6801 Broadway Ext., Suite 300

Oklahoma City, Oklahoma 73116-9037

(405) 848-7551

(Address and telephone number, including area code, of registrant’s principal executive offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13c-4(c) under the Exchange Act (17 CFR 240.13c-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07	Submission of Matters to a Vote of Security Holders

(a) Annual Meeting. On May 19, 2020, The Reserve Petroleum Company (the “Company”) held its 2020 Annual Meeting of Stockholders.

(b) Matters Voted Upon; Voting Results. The following matters were submitted for a vote of the Company’s stockholders:

1. –	Election of Eight Directors

				Broker
Nominee	For	Against	Abstentions	Non-votes

James L. Tyler	84,443	---	188	6,665
Robert L. Savage	81,959	---	2,672	6,665
Marvin E. Harris, Jr.	84,538	---	93	6,665
Jerry L. Crow	84,543	---	88	6,665
William M.(Bill) Smith	84,543	---	88	6,665
Doug S. Fuller	84,543	---	88	6,665
Cameron R. McLain	84,342	---	289	6,665
Kyle McLain	84,342	---	289	6,665

2. –	Ratification of the Selection of Hogan Taylor LLP as the Company’s Independent Registered Public Accountants for 2020	83,465	---	7,831	---

All eight nominated Directors were elected to serve for terms of one year each and the selection of HoganTaylor LLP as the Company’s Independent Registered Public Accountants for 2020 was ratified.

For additional information on these proposals, please see the Company’s definitive proxy statement filed with the Securities and Exchange Commission on April 16, 2020.

Item 8.01	Other Events

On May 19, 2020, the Company’s Board of Directors approved a $5.00 per share cash dividend to be paid June 16, 2020 to the Company’s common stockholders of record at the close of business on June 3, 2020.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

/s/ Cameron R. McLain

Cameron R. McLain

Principal Executive Officer

Date: May 19, 2020

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